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Exhibit 4.5

WITHDRAWAL NOTICE AND ELECTION FORM

        [Date]

[Name and Address of Subscriber]

        RE:        Your subscription for Class A and/or Class B Units

Dear [Name of Subscriber]:

        We hereby notify you that if you subscribed to purchase Class A and/or Class B Units of Illinois River Energy, LLC prior to receiving the Prospectus Amendment dated                , 2003, amending the original Prospectus dated January 10, 2003, you have the right to withdraw your subscription and receive a refund of your investment, together with any related interest earned. You have 30 days from the date of this notice to elect to withdraw your subscription.

        Before deciding whether to withdraw your subscription, you should read the entire original Prospectus, as updated and amended by the Prospectus Amendment, and the documents referred to by each of them, carefully in order to fully understand our business, the offering and the units we are offering. If you do not elect to withdraw your subscription within 30 days from the date of this notice, your right to withdraw will expire, and your subscription for Class A and/or Class B Units will be confirmed based on the Prospectus and the Prospectus Amendment. Please indicate below if you wish to withdraw your subscription:

    ☐
    I hereby elect to withdraw my subscription. Please return my investment to me at the address set forth in my subscription agreement.

        In order to register your election to withdraw, you must return this completed Withdrawal Notice and Election Form to us at the following address:

Illinois River Energy, LLC
Attn: President
1201 South Seventh Street, Suite 110
Rochelle, IL 61068

        If you wish to confirm your subscription for Class A and/or Class B Units, then DO NOTHING. By not returning this completed form, your right to withdraw will expire, and your subscription will be confirmed.

        IF YOU WISH TO WITHDRAW YOUR SUBSCRIPTION, YOU MUST CHECK THE BOX AS INDICATED ABOVE AND RETURN THIS FORM TO US. IF THIS FORM IS NOT COMPLETED AND RECEIVED BY US OR POSTMARKED WITHIN 30 DAYS FROM THE DATE OF THIS NOTICE, THEN YOUR WITHDRAWAL RIGHT WILL AUTOMATICALLY LAPSE, AND YOUR SUBSCRIPTION WILL BE CONFIRMED.

Individuals:	Entities:
Signature of Investor	Name of Entity
Print Name	Authorized Signature
Signature of Joint Investor	Print Name
Its:

Print Name
Date:	Date:

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WITHDRAWAL NOTICE AND ELECTION FORM